UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 2, 2003

                                  Concero Inc.
               (Exact Name of Registrant as Specified in Charter)

                        Commission File Number 000-22327

                 Delaware                                         74-2796054
      (State or Other Jurisdiction                              (IRS Employer
            of Incorporation)                                Identification No.)

            40 Fulton Street
           New York, New York                                       10038
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's Telephone Number, including area code: (212) 513-7777

                                 Not Applicable
          (Former name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

      At the annual meeting of stockholders of Concero on December 2, 2003 (the "Annual Meeting"), a majority of the stockholders voted to approve the Plan of Complete Liquidation, Dissolution and Distribution (the "Plan of Dissolution"). Pursuant to the Plan of Dissolution, Concero intends to promptly file a certificate of dissolution with the Secretary of State of the State of Delaware and to instruct its transfer agent to close the company's stock transfer books. Concero anticipates that the initial distribution to stockholders of liquidation proceeds shall occur not later than the first quarter of 2004.

      In addition to approving the Plan of Dissolution at the Annual Meeting, a majority of Concero's stockholders elected Wade E. Saadi, Edward C. Ateyeh, Jr.,
W. Frank King, Ph.D., and Kevin B. Kurtzman to the board of directors and ratified the appointment of Ernst & Young LLP as Concero's independent auditors for the fiscal year 2003.

      At a meeting of the board of directors subsequent to the Annual Meeting, Kevin B. Kurtzman tendered his resignation as Concero's President, Chief Executive Officer and Secretary effective as of December 2, 2003. The board appointed Wade E. Saadi to fill the vacancies created by Mr. Kurtzman's resignation.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               CONCERO INC.


                                               By: /s/ Wade E. Saadi
                                                   -----------------------------
                                                   Wade E. Saadi,
                                                   President, Chief Executive
                                                   Officer and Secretary

Date: December 2, 2003


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